EXHIBIT 99


         On May 10, 1995, the Board of Directors of GTI Corporation approved a plan to divest its non-core business units as part of the Company's strategic focus on networking and network access markets. On May 11, 1995, the Company issued a press release to the public announcing the plan of divestiture and the reporting of the electronic components and equipment segment and the distribution products segment as discontinued operations, effective for the second quarter ended June 30, 1995.

         Pursuant to the Company's previously announced plan of divestiture of the electronic components and equipment segment and the distribution products segment, the following tables set forth historical, quarterly unaudited consolidated statements of income with respect to the Company's continuing operations for the first quarter of 1995 and each of the four quarterly periods as indicated and fiscal years ended December 31, 1994, and 1993 and as a percentage of sales. The intent of this disclosure is to provide the financial statement reader with comparative, historical consolidated statements of income from which to compare fiscal 1995 quarterly interim results of operations.


                                (Table Follows)

Consolidated Statements of Income
Unaudited

                                                          (dollars in thousands)
                                                              Quarter Ended
                                                          ----------------------
                                                              Mar. 31, 1995
                                                               $         %
                                                            -------    ------
Sales                                                       $27,015    100.0%

Cost of sales                                                18,986     70.3%
                                                            -------    ------
Gross profit                                                  8,029     29.7%

Selling, general and administrative expenses                  8,122     30.1%
                                                            -------    ------
Operating loss                                                  (93)    -0.3%

Other expense - net                                             257      1.0%
                                                            -------    ------
Loss from continuing operations
  before income taxes and minority interest                    (350)    -1.3%

Benefit for income taxes                                        (81)    -0.3%

Minority interest                                               (47)    -0.2%
                                                            -------    ------
Loss from continuing operations                                (222)    -0.8%


Income from discontinued operations, net of income taxes        413
                                                            -------
Net income                                                  $   191
                                                            =======
Net income (loss) per share of common stock:

        Continuing operations                                ($0.02)
        Discontinued operations                               $0.04
                                                             ------
                                                              $0.02
                                                             ======

Consolidated Statements of Income
Unaudited

                                                                         (dollars in thousands)
                                                                              Quarter Ended                                Twelve
                                                    ----------------------------------------------------------------       Months
                                                    Mar. 31, 1994    June 30, 1994   Sept. 30, 1994    Dec. 31, 1994       Ended
                                                      $       %        $       %       $        %       $        %     Dec. 31, 1994
                                                   -------  ------  -------  ------  -------  ------  -------  ------  -------------
Sales                                              $21,321  100.0%  $24,728  100.0%  $27,216  100.0%  $29,974  100.0%     $103,239

Cost of sales                                       14,157   66.4%   18,262   73.9%   19,269   70.8%   24,434   81.5%       76,122
                                                   -------  ------  -------  ------  -------  ------  -------  ------     --------
Gross profit                                         7,164   33.6%    6,466   26.1%    7,947   29.2%    5,540   18.5%       27,117

Selling, general and administrative expenses         5,817   27.3%    5,556   22.5%    6,100   22.4%    6,222   20.8%       23,695
                                                   -------  ------  -------  ------  -------  ------  -------  ------     --------
Operating profit (loss)                              1,347    6.3%      910    3.7%    1,847    6.8%     (682)  -2.3%        3,422

Other (income) expense - net                           (22)  -0.1%     (121)  -0.5%     (135)  -0.5%        1    0.0%         (277)
                                                   -------  ------  -------  ------  -------  ------  -------  ------     --------
Income (loss) from continuing operations
  before income taxes and minority interest          1,369    6.4%    1,031    4.2%    1,982    7.3%     (683)  -2.3%        3,699

Provision (benefit) for income taxes                   282    1.3%      163    0.7%      408    1.5%     (589)  -2.0%          264

Minority interest                                       49    0.2%       36    0.1%       50    0.2%        1    0.0%          136
                                                   -------  ------  -------  ------  -------  ------  -------  ------     --------
Income (loss) from continuing operations             1,038    4.9%      832    3.4%    1,524    5.6%      (95)  -0.3%        3,299


Income from discontinued operations, net of
  income taxes                                         263              618              469              612                1,962
                                                   -------  ------  -------  ------  -------  ------  -------  ------     --------
Net income                                           1,301            1,450            1,993              517             $  5,261
                                                   =======  ======  =======  ======  =======  ======  =======  ======     ========
Net income (loss) per share of common stock:

Continuing operations                                $0.10            $0.08            $0.15           ($0.01)               $0.32
Discontinued operations                               0.03             0.06             0.05             0.06                 0.20
                                                     -----            -----            -----            -----                -----
                                                     $0.13            $0.14            $0.20            $0.05                $0.52
                                                     =====            =====            =====            =====                =====

Consolidated Statements of Income
Unaudited

                                                                         (dollars in thousands)
                                                                              Quarter Ended                               Twelve
                                                    ------------------------------------------------------------------    Months
                                                     Mar. 31, 1993    June 30, 1993   Sept. 30, 1993    Dec. 31, 1993     Ended
                                                       $       %        $       %        $       %        $       %    Dec. 31, 1993
                                                    -------  ------  -------  ------  -------  ------  -------  ------ -------------
Sales                                               $21,650  100.0%  $23,409  100.0%  $22,810  100.0%  $20,706  100.0%    $88,575

Cost of sales                                        13,062   60.3%   13,772   58.8%   13,679   60.0%   12,978   62.7%     53,491
                                                    -------  ------  -------  ------  -------  ------  -------  ------    -------
Gross profit                                          8,588   39.7%    9,637   41.2%    9,131   40.0%    7,728   37.3%     35,084

Selling, general and administrative expenses          4,980   23.0%    5,345   22.8%    5,091   22.3%    4,851   23.4%     20,267
                                                    -------  ------  -------  ------  -------  ------  -------  ------    -------
Operating profit                                      3,608   16.7%    4,292   18.3%    4,040   17.7%    2,877   13.9%     14,817

Other expense -net                                       49    0.2%       91    0.4%       78    0.3%       60    0.3%        278
                                                    -------  ------  -------  ------  -------  ------  -------  ------    -------
Income from continuing operations
  before income taxes and minority interest           3,559   16.4%    4,201   17.9%    3,962   17.4%    2,817   13.6%     14,539

Provision for income taxes                              680    3.1%      991    4.2%      960    4.2%      195    0.9%      2,826

Minority interest                                       305    1.4%      351    1.5%       89    0.4%       78    0.4%        823
                                                    -------  ------  -------  ------  -------  ------  -------  ------    -------
Income from continuing operations                     2,574   11.9%    2,859   12.2%    2,913   12.8%    2,544   12.3%     10,890


Income from discontinued operations, net of
  income taxes                                          353              543              645              769              2,310
                                                    -------  ------  -------  ------  -------  ------  -------  ------    -------
Net income                                          $ 2,927          $ 3,402          $ 3,558          $ 3,313            $13,200
                                                    =======  ======  =======  ======  =======  ======  =======  ======    =======
Net income per share of common stock:

 Continuing operations                                $0.26            $0.29            $0.29            $0.25              $1.09
 Discontinued operations                               0.04             0.06             0.06             0.07               0.23
                                                      -----            -----            -----            -----              -----
                                                      $0.30            $0.35            $0.35            $0.32              $1.32
                                                      =====            =====            =====            =====              =====